Exhibit 10.134

CONDITIONAL STOCK PURCHASE AGREEMENT

THIS CONDITIONAL STOCK PURCHASE AGREEMENT (the “Agreement”), is made as of November 8, 2021, between the Clean Energy Technologies (H.K.) Limited., a wholly owned subsidiary of Clean Energy Technologies Inc. (CETY), incorporated in Hong Kong with a registered address at 22/F Ovest, No. 77 Wing Lok Street, Sheung Wan, Hong Kong(“Purchaser”)and Mr. Li Chin-kun, with an address at Flat F, 15/F, Blk T16, Yee Shan Mansion, 7 Tai Fung Avenue, Hong Kong(the “Seller”) with respect to 1ordinary share, par value $1 per share (the “Common Stock”), of Leading Wave Limited., a company incorporated in the Republic of Seychelles with the company number 218629 (“LWL”). (Seller and Purchaser may hereinafter be referred to singularly as a “party,” and collectively as the “parties.”)

WHEREAS, the Seller is the record and beneficial owner of 1 shares (the “Shares”) of Common Stock representing 100% ownership of LWL.

WHEREAS, the LWL is the record and beneficial owner of 100% of the share capital of Element Capital International Limited (H.K.), a Hong Kong corporation, (“Element Capital”).

WHEREAS, the Element Capital is the record and beneficial owner 100% of all of the share capital of Sichuan Huanya Jieneng New Energy Co. Ltd., China limited company (Sichuan Huanya”)

WHEREAS, the Schuan Huanya is the record and beneficial owner 100% of all of the share capital of Jiangsu Huanya Jieneng New Energy Co. Ltd., a China limited company (“Jiangsu”); and

WHEREAS, purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Shares, at an aggregate value of USD 3,500,000 (three million), of which USD1,500,000(one million and five hundred thousand) in cash (Cash Consideration), and 20,000,000,(twenty million) shares of CETY upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Purchase and Sale. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2 below), Purchaser shall purchase, and Seller shall sell, all of Seller’s right, title and interest in and to the Shares, for a cash consideration of USD 1,500,000 (one million and five hundred thousand) (the “Purchase Price”). Purchaser shall issue 20,000,000 shares of CETY to Seller once the performance clauses in Exhibit B have been satisfied.

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2. The Closing. Subject to the terms and conditions hereof, the closing of the transfer of the Cash Consideration described in Section 1 hereof (the “Initial Closing”) shall take place at such time the Seller has satisfied the conditions set forth in Section 2(a) and (b) which is planned for 8 November 2021or at such later date when the Seller has satisfied the foregoing conditions as the parties agree, at such place as the parties shall mutually agree. The subsequent closing (“Subsequent Closing”) shall occur when the Seller and/or LWL satisfy the conditions in Exhibit B. At the Initial Closing:

(a) Seller, or Seller’s representative(s), will deliver to the Purchaser certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock power or other instruments of transfer, in proper form for transfer, with all signatures guaranteed, free and clear of all liens, charges, claims or other encumbrances of any nature (collectively “Liens”); and

(b) Seller has demonstrated to the Purchaser’s, to the Purchaser’s satisfaction, that the performance clauses in Exhibit A have been satisfied; and

(c) Purchaser, or Purchaser’s representative, will release the Cash Consideration to the Seller’s bank account as directed in writing by the Seller.

3. Representations, Warranties and Covenants.

(a) Seller hereby represents and warrants to Purchaser now and on the closing as follows:

(i) Seller is the beneficial and record owner of all Shares. All of such Shares have been duly authorized and validly issued and are fully paid and non-assessable. At the Closing, Purchaser will acquire from Seller good and marketable title to the Shares, free and clear of all Liens. All of the share capital of Element Capital held by LWL and all of the share capital of Sichuan Huanya held by Element Capital and all of the share capital of Jiangsu held by Sichuan Huanya are held by each respective entity, free and clear of all Liens. Element Capital, Sichuan Huanya and Jiangsu are collectively referred to as the “LWL Subsidiaries”.

(ii) Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will result in a breach of or constitute or result in a default under any agreement, instrument or obligation to which Seller, LWL or the LWL Subsidiaries are a party or by which any of their respective assets may be bound.

(iii) No consent, authorization or approval of, or filing or registration with, any governmental or regulatory authority or any other person or entity is required in connection with the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby by Seller.

(iv) Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary action on the part of Seller in accordance with applicable laws. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

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(v) Neither the execution and delivery of this Agreement, nor consummation of the sale contemplated by this Agreement, by Seller will violate any applicable law or other restriction of any governmental body to which Seller, LWL or any LWL Subsidiaries are subject or any provision of their respective governance documents or conflict with, constitute a default under any contract to which the Purchaser or the Seller, LWL or is a party.

(vi) Schedule 3(a)(vi) sets forth the consolidated income, balance sheet, cash flow and Equity statements (the “Financial Statements”) of LWL for the fiscal year 2021 and for the quarterly period ended September 30, 2021 (the “Quarterly Financial Statements”) and financial statements of income, balance sheet, cash flow and equity statements of LWL as of the date immediately following the satisfaction of the conditions of Exhibit A by the Seller and/or LWL in the case of the Initial Closing (the “Initial Closing Financial Statements”) and as of the date of the satisfaction of the conditions set forth in Exhibit B in the case of the Subsequent Closing (the “Subsequent Closing Financial Statements”) . The Financial Statements, the Quarterly Financial Statements, the Initial Financial Statement and the Subsequent Closing Financial Statements are true and correct in all material respects as of their respective dates and the date hereof and accurately reflect the financial condition of LWL and do not omit any assets, liabilities, contingent or otherwise, revenue, expenses, equity positions or any other financial line-item material to understanding the financial condition of LWL.

(vii) All of the shares of LWL Common Stock and capital interests of the LWL Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Set forth on Schedule 3(a)(vii) is a list of all shareholders of LWL together with the number of shares of Common Stock held by each such shareholder. There are no shares of Preferred Stock of LWL and no options, warrants or any type of security convertible into shares of Common Stock or requiring the transfer of equity interests of LWL.

(viii) LWL or Seller has provided the Purchaser or its representatives with all of the due diligence material required for the Purchaser to make an informed purchasing decision regarding the Shares. None of the information provided to the Purchaser contains a material misstatement of facts and the LWL or Seller has not omitted to provide any material information a reasonable person would require to make an informed purchase decision regarding the Shares.

(b) Purchaser hereby represents and warrants as follows:

(i) Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the valid and binding obligations of Purchaser, enforceable in accordance with its terms;

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(ii) Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby will conflict with or result in a breach of, or constitute or result in a default under, any agreement, instrument or obligation to which any Purchaser is a party, or in which any Purchaser’s assets may be bound;

(iii) No consent, authorization or approval of, or filing of registration with, any governmental or regulatory authority or any other person or entity is required in connection with the execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser; and

(c) Survival of Representations & Warranties. All statements contained in this Agreement and in any certificate, instrument or document delivered by or on behalf of Purchaser or Seller pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties hereunder by such party. All representations, warranties and agreements set forth herein shall survive the Closing for one year except in the case of an intentional misstatement of a material fact, or omission thereof, or an act of fraud or gross negligence on behalf of a party which shall terminate at the applicable end of the statue of limitations or when discovered by a party, whichever is later.

4. Indemnification. From and after the Closing, Seller, on the one hand, and Purchaser, on the other hand, shall indemnify and hold harmless the other (including officers, directors, agents and representatives) (in such capacity, an “Indemnified Party”) against any loss, claim, liability, expense (including reasonable attorneys’ fees) or other damage (collectively, “Losses”) caused by or arising out of: (i) the failure by the party against whom indemnification is sought (the “Indemnifying Party”) to perform any of its covenants or agreements in this Agreement, or (ii) the breach of any representation or warranty made by or on behalf of the Indemnifying Party in this Agreement.

5. Expenses. Except as otherwise provided herein, each party shall bear its own expenses (including those of counsel) incurred in connection with this Agreement and the transactions herein contemplated.

6. Miscellaneous.

(a) Further Assurances. Each party hereto agrees to execute and deliver such other documents and instruments and take such other actions as the other party may reasonably request in order to consummate the sale and carry out the transactions contemplated by this Agreement.

(b) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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(c) Choice of Law; Dispute Resolution.

(i) Choice of Law. This Agreement and all controversies, disputes and/or claims arising from or relating to performance under this Agreement (each a “Dispute” and collectively, “Disputes”) shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

(ii) Any Dispute arising out of, relating to or having any connection with this Agreement shall be referred to and finally settled by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Section 12. Capitalized terms used in this Section 12 which are not otherwise defined in this Agreement have the meaning given to them in the SIAC Rules:

(iii) The seat of the arbitration shall be Singapore.

(iv) The tribunal shall consist of three (3) arbitrators. The arbitrators shall be appointed in accordance with the SIAC Rules.

(v) The language of the arbitration shall be English.

(vi) The submission to arbitration in this section shall not be construed as an intention by the Parties hereto to deprive any court or other governmental body or regulatory agency of its jurisdiction to provide interim relief or remedies. The award(s) shall be final and binding on the Parties hereto, and judgment upon any award may be entered and enforced in any court having jurisdiction.

(vii) Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

(viii) Any such arbitration award in favor of the substantially prevailing Party shall be deemed to include any and all legal costs and expenses incurred in connection with the enforcement of this Agreement.

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(ix) Limitation of Damages. In no event shall either Party be liable to the other Party or its assigns, successors, officers, directors or investors for any lost profits, value, revenue or any incidental, indirect, special or consequential damages, arising out of this Agreement or the services rendered pursuant to this Agreement, nor shall either Party make such claim nor provide support for such claim by any third party whatsoever.

(d) Headings and Exhibits. The headings of the various sections and paragraphs herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

(e) Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party without the prior written consent of the other party hereto.

(f) Notices. Any notice or other communication required or permitted hereunder shall be in writing and delivered personally at the addresses designated below, or mailed by overnight, registered, or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

If to Purchaser:

To the address set forth above in the first paragraph.

If to Seller:

To the address set forth above in the first paragraph.

All such notices and communications shall be effective when delivered at the designated addresses or five days after deposited in the mails in conformity with the provisions hereof. Notice of a change in address may be made by sending such notification to the address set forth above.

(h) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

PURCHASER		SELLER:
Clean Energy Technologies (H.K.) Limited		Li Chin-kun

By:		By:
Name:	Calvin Sean Pang	Name:	Li Chin-kun
Title:	Director

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Exhibit A - Performance Clauses

THE CONDITIONS FOR the release of Cash Consideration from the Purchaser to the Seller are listed below.

a) LWL has business contracts in place that can generate a minimum of USD one million in revenue over the next 12 months.

b) LWL has executed a framework agreement on a joint venture Shenzhen Gas.

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Exhibit B - Performance Clauses

THE CONDITIONS FOR the issuance of 20,000,000 shares of CETY to the Seller are listed below.

(a) LWL and its subsidiaries must reach USD 5 million in revenue OR net profit of USD 1 million by 31 December 2022.

(b) The management team of LWL stays on for a minimum of 12 months after closing.

(c) The management team of LWL must have a management continuity plan in place if they decide to leave LWL, subject to the approval of the Purchaser.

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